Exhibit 1.01

Conflict Minerals Report

Enovis Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for the period from January 1, 2023 to December 31, 2023 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). Unless the context indicates otherwise, the terms “Enovis,” “we,” “its,” “us,” and “our” refer to Enovis Corporation and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” is defined as, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political, regulatory and economic developments, whether in the Democratic Republic of the Congo (“DRC”) region (the “Covered Countries”), the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Company and Product Information

Enovis Corporation is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, our extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond.

Our continuing in-scope product categories for 2023 were orthopedic devices. For a further discussion of our products, see our Annual Report on Form 10-K for the year ended December 31, 2023. The information contained in our Form 10-K and other external materials referenced herein, including our website, is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

Applicability of the Conflict Minerals Rule to Our Company

We are subject to the Conflict Minerals Rule because some of the products that we manufacture contain 3TG that are necessary to their functionality or production. Our in-scope products contain tin, tantalum, tungsten and gold, although no in-scope product contains all four 3TG.

We generally do not source 3TG from smelters or refiners and have no direct relationships with mines, and we believe that we are in most cases many levels removed from all of these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below, and encourage conflict free sourcing in our supply chain.

Product, smelter and refiner information in respect of 2023 is described under “Product Information” below and on Annex A. For 2023, we were unable to determine the origin of 3TG contained in each of our in-scope products. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We are committed to being a responsible corporate citizen and are opposed to human rights abuses such as are occurring in the DRC. To this end, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for the supply chain of 3TG.

The Conflict Minerals Policy includes, but is not limited to, our expectations that:

1.	The components, parts and products supplied to us are DRC conflict free within the meaning of the Conflict Minerals Rule;

2.

Our suppliers define, implement and communicate to sub-suppliers their own 3TG policy consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”); and

3.

Our suppliers require that their direct and indirect sub-suppliers implement policies, procedures and frameworks that are consistent with the OECD Guidance, and that our suppliers otherwise work with sub-suppliers to ensure traceability of 3TG.

We do not embargo responsibly sourced 3TG from the Covered Countries or other conflict-affected and high-risk areas and encourage our suppliers to continue to source responsibly from the Covered Countries or other conflict-affected and high-risk areas, from sources that do not support conflict.

Our policy is available on our website at https://ir.enovis.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2023, we conducted a “reasonable country of origin inquiry” (“RCOI”). For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance, which are discussed below.

Our inquiry included approximately 209 suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. For 2023, the Suppliers identified to us 350 smelters and refiners that processed or may have processed the necessary 3TG contained in our in-scope products, as shown and described under Annex A below. These smelters and refiners include 225 smelters and refiners identified as “Conformant” and 6 identified as “Active,” each as defined in Annex A. This information is based primarily on company-level declarations from Suppliers. Accordingly, many of these smelters and refiners may not be part of our supply chain, as we generally were not able to collect data at the product-level.

Based on the results of our RCOI, we exercised due diligence for 2023. These due diligence efforts are discussed below.

Due Diligence Program

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, Third Edition, including the related Supplements for tin, tantalum and tungsten and for gold (hereinafter referred to as the “OECD Guidance”).

Selected Elements of our Due Diligence Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our in-scope products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy. We communicate the policy internally to our sourcing teams and to selected suppliers. The Conflict Minerals Policy also is posted on our website at https://ir.enovis.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

b.

We have a team of senior staff under the Senior Vice President, Supply Chain and Senior Vice President and Chief Legal Officer charged with managing our 3TG compliance strategy. We supplement our compliance efforts with specialist outside counsel.

c.	Selected internal personnel are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

d.

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. We utilize a third-party service provider (the “Service Provider”) to conduct our supplier outreach and follow-up, as well as for the review and validation of supplier responses.

e.	We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

f.	The Service Provider provides training and educational materials to suppliers to enhance the quality of responses.

g.	We have contractual terms relating to 3TG, which are incorporated into selected supplier contracts.

h.

We have a mechanism for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is www.enovis.ethicspoint.com.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested in writing, through the Service Provider, that the Suppliers provide us with a completed CMRT. The Service Provider followed up by email or phone on our behalf with Suppliers that did not respond to the request within the specified time frame. The Service Provider followed up with non-responsive Suppliers.

b.

The Service Provider, on our behalf, reviewed Supplier responses against its written review criteria to identify incomplete responses, potential errors and inaccuracies in the CMRTs. The Service Provider followed up by email with Suppliers that submitted a response that triggered specific quality issues relating to completeness and accuracy.

c.

Smelter and refiner information provided by Suppliers was reviewed by the Service Provider against the RMI’s list of known smelters and refiners. To the extent that a smelter or refiner identified by a Supplier is not on that list, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner. Smelter and refiner information also was reviewed against the lists of Conformant and Active smelters and refiners published by the RMI. 225 of the identified smelters and refiners were listed as Conformant by the RMI and 6 were listed as Active, as of April 30, 2023. Please see Annex A below for further information regarding the smelters and refiners identified to us through our RCOI and due diligence.

The Service Provider bases its country of origin determinations on publicly available information, its outreach to smelters and refiners and information provided by suppliers in their completed CMRTs. Consistent with the foregoing, to the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, the Service Provider undertook an additional review to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries.

The Service Provider attempted to reach out to the smelter or refiner directly and conducted research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of its 3TG.

d.

The Service Provider evaluated Suppliers’ due diligence processes and policies based on the Suppliers’ responses to certain of the questions in the CMRT. These questions ask suppliers about their internal processes regarding 3TG.

e.

We take steps to gather additional information from suppliers whose responses lead us to believe additional information is warranted to help ensure that our supply chain is responsibly sourcing 3TG. This may include requesting product-specific CMRTs or other information.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.

Our 3TG compliance team reviewed the reports and evaluations prepared by the Service Provider and liaised with appropriate members of senior management in our legal and supply chain teams, including our Senior Vice President, Supply Chain and Senior Vice President and Chief Legal Officer, regarding the results of our Supplier outreach.

b.

We undertake additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries, and respond via supplier follow-up, commercial escalation or other commensurate means to the risks identified via these reviews.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website at http://ir.enovis.com/sec-filings.

Identified Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed on Annex A below either as part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2023. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us or our Service Provider with a completed CMRT, and through the other activities described herein that were taken by us or the Service Provider.

Future Risk Mitigation Efforts

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the Covered Countries. These steps are in addition to the steps that we took in respect of 2023 described in this Conflict Minerals Report, which we intend to continue to take in respect of 2024 to the extent applicable.

1.

Engage with applicable Suppliers that provided non-Conformant smelters and refiners, incomplete responses or that did not provide responses for 2023 to help ensure that they provide requested information for 2024.

•	Engage in additional outreach to Suppliers with non-Conformant responses;

•	Conduct further training for Suppliers; and

•	Work to identify improved contacts for non-respondents.

2.	Encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2023 that the source of 3TG was unknown or undeterminable.

3.	Continue communicating to suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them and required adherence to contractual sourcing requirements.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as either being part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2023. Please see the accompanying notes for additional information concerning the tables.

Smelter and Refiner Names and Status

Metal	Standard Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Advanced Chemical Company	United States Of America
Gold	African Gold Refinery	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GG Refinery Ltd.	Tanzania, United Republic Of
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	L’Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic Of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States Of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czechia
Gold	Sai Refinery	India
Gold	Sam Precious Metals	United Arab Emirates
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic Of
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QuantumClean	United States Of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States Of America
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	DS Myanmar	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma’anshan Weitai Tin Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia

Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States Of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia

Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States Of America
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China
Tungsten	LLC Vostok	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China

We note the following in connection with the information contained in the foregoing tables:

(a)

The smelters and refiners reflected in the table were identified by the Suppliers to us as potentially being part of our 2023 supply chain. However, not all of the included smelters and refiners are believed by us to have processed the necessary 3TG contained in our in-scope products, since most Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and not all of the Suppliers responded to our inquiries.

(b)	All compliance status information in the tables is as of April 30, 2024. Compliance status is based on information published by the RMI, without independent verification by us.

(c)	The table includes only entities that are listed as verified smelters on the Smelter Look-up list tab of the CMRT.

(d)	Smelter and refiner country location and status is based on information published by the RMI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the smelters and refiners listed in the table above may have included the countries below, based on publicly available information, our RCOI and due diligence and other information gathered by the Service Provider. These may not be all of the countries of origin from which the smelters and refiners listed above may have sourced 3TG.

Albania	Dominican Republic	Kenya	Russian Federation
Andorra	Ecuador	Korea	Rwanda*
Angola*	Egypt	Kyrgyzstan	Saudi Arabia
Argentina	El Salvador	Liberia	Senegal
Armenia	Eritrea	Liechtenstein	Serbia
Australia	Estonia	Lithuania	Sierra Leone
Austria	Ethiopia	Luxembourg	Singapore

Azerbaijan	Fiji	Madagascar	Slovakia
Belarus	Finland	Malaysia	Solomon Islands
Belgium	France	Mali	South Africa
Benin	Georgia	Mauritania	South Sudan*
Bermuda	Germany	Mexico	Spain
Bolivia (Plurinational State of)	Ghana	Mongolia	Sudan
Botswana	Guam	Morocco	Suriname
Brazil	Guatemala	Mozambique	Sweden
Bulgaria	Guinea	Myanmar	Switzerland
Burkina Faso	Guyana	Namibia	Taiwan
Burundi*	Honduras	Netherlands	Tajikistan
Cambodia	Hong Kong	New Zealand	Tanzania*
Canada	Hungary	Nicaragua	Thailand
Central African Republic*	India	Niger	Togo
Chile	Indonesia	Nigeria	Turkey
China	Ireland	Norway	Uganda*
Colombia	Israel	Oman	United Arab Emirates
Republic of the Congo*	Italy	Panama	United Kingdom
Cyprus	Ivory Coast	Papua New Guinea	United States
Democratic Republic of the Congo*	Japan	Peru	Uruguay
Djibouti	Jersey	Philippines	Uzbekistan
Dominica	Kazakhstan	Poland	Viet Nam
		Portugal	Zambia*

*	Covered Country.

Alternatively, or in addition, some of the smelters and refiners may have sourced from recycled or scrap sources.